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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our reports dated February 26, 2008 with respect to the consolidated financial statements and schedule which expressed an unqualified opinion and contained an explanatory paragraph relating to the adoption of new accounting pronouncements. We also issued our report dated February 26, 2008 with respect to internal controls over financial reporting which expressed an adverse opinion on the effectiveness of internal controls over financial reporting. All the aforementioned reports are included in the Annual Report of Key Energy Services, Inc. on Form 10-K for the year ended December 31, 2007 which is incorporated by reference into this Registration Statement and Prospectus. We consent to the incorporation by reference of said reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Houston, Texas
August 18, 2008

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Exhibit 23.1
Consent of Independent Registered Public Accounting Firm